Exhibit 10.1

ELEVENTH AMENDMENT TO LEASE
THIS ELEVENTH AMENDMENT TO LEASE (“Eleventh Amendment”) is made and entered into as of the 11th day of March, 2020 by and between COPLEY PLACE ASSOCIATES, LLC, a Delaware limited liability company (the “Landlord”), and WAYFAIR LLC, a Delaware limited liability company (the “Tenant”).
Reference is made to the following:
A.That certain lease (“Original Lease”) dated as of April 18, 2013, by and between Landlord, and Tenant as amended by a First Amendment to Lease (“First Amendment”) dated as of February 11, 2014, and a Second Amendment to Lease (“Second Amendment”) dated as of October 24, 2014, and a Third Amendment to Lease dated as of October 8, 2015 (“Third Amendment”), and a Fourth Amendment to Lease dated as of February 3, 2016 (“Fourth Amendment”), and a letter agreement dated as of July 28, 2016 (the “Letter Agreement”), and a Fifth Amendment to Lease dated as of July 29, 2016 (“Fifth Amendment”), and a Sixth Amendment to Lease dated as of February 22, 2017 (“Sixth Amendment”) and a Seventh Amendment to Lease dated as of August 14, 2017 (“Seventh Amendment”), and an Eighth Amendment to Lease dated as of November 14, 2017 (“Eighth Amendment”), and a Ninth Amendment to Lease dated as of November 13, 2018 (“Ninth Amendment”), and a Tenth Amendment to Lease dated as of October 10, 2019 (“Tenth Amendment”) (the Original Lease as amended by the First Amendment, the Second Amendment, the Fourth Amendment, the Letter Agreement, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment and the Tenth Amendment is referred to herein as the “Lease”) relating to space in the Office Section of the Building containing 881,660 rentable square feet, known as Copley Place, in Boston, Suffolk County, Massachusetts, consisting of approximately 745,035 rentable square feet of space on the First, Second, Third, Fourth, Fifth, Sixth and Seventh Floors of Four Copley Place and on the First, Second, Third, Fourth, Fifth and Sixth Floors of Three Copley Place and on the First, Third, Fifth, Sixth and Seventh Floors of One Copley Place and on the Third, Fourth, Fifth, Sixth and Seventh Floors of Two Copley Place (collectively, the “Current Premises”); and
B.Landlord has available or will have available for lease additional space in the Building; and
C.Tenant has agreed to lease from Landlord such additional space in the Building on the terms and conditions set forth below; and
D.Each capitalized term used in this Eleventh Amendment without definition or reference to a specific amendment to the Original Lease shall have the meaning ascribed to such term in the Original Lease.
NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease and otherwise agree as follows:
1.Increase in Premises Demised under the Lease. The Current Premises shall be increased by the addition thereto of the space (the “Amendment 11 Expansion Space”) described on Exhibit A attached hereto as of the Add to Premises Date set forth in Exhibit A hereto. The Amendment 11 Expansion Space, which contains approximately 24,147 rentable square feet, are shown on plans attached hereto as Exhibit B.

2.    Base Rent. Base Rent for the Amendment 11 Expansion Space, and the date as of which Base Rent for the Amendment 11 Expansion Space commences, shall be as set forth on Exhibit C attached hereto and made a part hereof.
3.    Proportionate Shares.

(a)	Section 1.12 of the Lease is amended to read in its entirety:

1.12 Operating Expense Base Year:
As to the Premises other than the Fifth Expansion Spaces, the Calendar Year 2014.
As to the Fifth Expansion Spaces, the Calendar Year 2016.
As to Amendment 5 Expansion Spaces, Amendment 6 Expansion Spaces and Amendment 8 Expansion Spaces, the Calendar Year 2018.
As to the Amendment 10 Expansion Space, the Calendar Year 2021.
As to the Amendment 11 Expansion Space, the Calendar Year 2026.

(b)	Section 1.14 of the Lease is amended to read in its entirety:

1.14 Tax Base Year:
As to the Premises other than the Fifth Expansion Spaces, the Calendar Year 2014.
As to the Fifth Expansion Spaces, the tax fiscal year July 1, 2016 to June 30, 2017.
As to Amendment 5 Expansion Spaces, the tax fiscal year July 1, 2017 to June 30, 2018.
As to Amendment 6 Expansion Spaces and Amendment 8 Expansion Spaces, the tax fiscal year July 1, 2018 to June 30, 2019.
As to the Amendment 10 Expansion Space, the tax fiscal year July 1, 2020 to June 30, 2021.
As to the Amendment 11 Expansion Space, the tax fiscal year July 1, 2026 to June 30, 2027.

(c)	Section 1.16 of the Lease is amended to read in its entirety:

1.16 Tenant’s Proportionate Tax Share:
33.25 % for the Premises (computed on the basis of 95% occupancy) consisting of 278,534 rentable square feet, exclusive of the Fifth Expansion Spaces.
11.22% for the Fifth Expansion Spaces (computed on the basis of 95% occupancy).
19.52% for the Amendment 5 Expansion Spaces (computed on the basis of 95% occupancy).
13.22% for the Amendment 6 Expansion Spaces (computed on the basis of 95% occupancy).
8.13% for the Amendment 8 Expansion Spaces (computed on the basis of 95% occupancy).
2.59% for the Amendment 10 Expansion Space (computed on the basis of 95% occupancy).
2.88% for the Amendment 11 Expansion Space (computed on the basis of 95% occupancy).

(d)	Section 1.17 of the Lease is amended to read in its entirety:

1.17 Tenant’s Proportionate Expense Share:
33.25% for the Premises (computed on the basis of 95% occupancy) consisting of 278,534 rentable square feet, exclusive of the Fifth Expansion Spaces.
11.22% for the Fifth Expansion Spaces Premises (computed on the basis of 95% occupancy).
19.52% for the Amendment 5 Expansion Spaces (computed on the basis of 95% occupancy).
13.22% for the Amendment 6 Expansion Spaces (computed on the basis of 95% occupancy).
8.13% for the Amendment 8 Expansion Spaces (computed on the basis of 95% occupancy).
2.59% for the Amendment 10 Expansion Space (computed on the basis of 95% occupancy).
2.88% for the Amendment 11 Expansion Space (computed on the basis of 95% occupancy).

4.    Condition of Amendment 11 Expansion Space.

(a)
The Amendment 11 Expansion Space shall be delivered to Tenant as of January 1, 2026, in as-is, where-is condition with no work of any sort to be performed by Landlord in connection with Tenant’s initial occupancy of the Amendment 11 Expansion Space. Landlord shall have no responsibility for any condition or construction within the Amendment 11 Expansion Space or for any condition above the finished ceilings except with regard to utilities and conduits serving premises other than the Premises, except that the foregoing shall not relieve Landlord from its obligations to deliver the Premises with all base Building systems operational at the Premises and to repair and maintain the Building components described in Section 8.02 of the Original Lease (as the same may be amended from time to time) in accordance with and subject to said Section 8.02 of the Original Lease (as the same may be amended from time to time). Subject to the foregoing, the obligations of Landlord under Exhibit B-2 of the Original Lease shall not be applicable to the Amendment 11 Expansion Space nor shall Tenant have any right to any Allowance with respect to the Amendment 11 Expansion Space under Article 38 of the Original Lease. Tenant shall be responsible for any demolition of the Amendment 11 Expansion Space and for any construction therein required to prepare the Amendment 11 Expansion Space for Tenant’s occupancy, for installation of telecommunications, business equipment and furniture (all of which shall be subject to the terms and conditions of the Lease regarding Alterations as if the Amendment 11 Expansion Space was a part of the Premises) and for all costs in connection therewith including without limitation, electricity used incident to such demolition and construction therein. Without limiting the generality of the foregoing, all work necessary to prepare the Amendment 11 Expansion Space for Tenant’s occupancy shall be performed at Tenant’s sole cost and expense, in accordance with the applicable provisions of the Lease. Furthermore, if any alterations or modifications to the Building are required under applicable Legal Requirements by reason of the density of Tenant’s usage if in excess of ordinary office-related use or the Alterations made by Tenant to the Amendment 11 Expansion Space which are not ordinary office leasehold improvements, the cost of such Building modifications (including, without limitation, to bathrooms) shall be paid by Tenant.

(b)
Solely for the purpose of determining Tenant’s obligations with respect to restoration of the Premises at the end of the Term, all Alterations existing in the Amendment 11 Expansion Space on the Add to Premises Date set forth in Exhibit A hereto and/or made by Tenant after such date to prepare the Amendment 11 Expansion Space for Tenant’s occupancy shall be deemed “Initial Alterations”; accordingly, Tenant shall not be required to remove or restore any of such Alterations (or Alterations that were comparable replacements thereof) whether or not the same are Specialty Alterations. Tenant shall not be required to pay Landlord for the use of elevators and hoists during the making of initial Alterations to the Amendment 11 Expansion Space.

5.    Letter of Credit. Tenant agrees, on or before January 1, 2026 to increase the Letter of Credit Amount to $8,084,716.20. Section 1.21 of the Lease (as previously amended) is hereby amended accordingly.
6.    Fifth Amendment Right of First Offer. Tenant hereby acknowledges that the terms and conditions of its right of first offer under Section 9 of the Fifth Amendment shall not apply to the leasing of the Amendment 11 Expansion Space contemplated under this Eleventh Amendment; provided, however, that Tenant’s rights under said Section 9 of the Fifth Amendment shall remain in full force and effect with respect to all of the other space described therein.
7.    Brokerage. Tenant represents that Tenant has dealt with (and only with) CBRE as broker in connection with this Eleventh Amendment, and that insofar as Tenant knows, no other broker negotiated this Eleventh Amendment or is entitled to any commission in connection therewith. Tenant agrees to indemnify, defend and hold harmless Landlord its employees and agents from and against any claims made by any broker or finder other than the broker described above for a commission or fee in connection with this Eleventh Amendment or any sublease hereunder (but nothing herein shall be construed as permitting any such sublease) provided that Landlord has not in fact retained such broker or finder. Landlord agrees to indemnify, defend and hold harmless Tenant, its employees and agents from and against any claims made by any broker or finder named above or any other broker claiming to have earned a commission or fee in connection with this Eleventh Amendment, provided Tenant has not in fact retained such broker or finder. In addition, Landlord shall pay the fees of CBRE with respect to this Eleventh Amendment in accordance with a separate agreement with such broker.
8.    Amendment to Lease; Early Effectuation of Add to Premises Date. As of the date of this Eleventh Amendment, Tenant has entered into a sublease for the Amendment 11 Expansion Space pursuant to that certain Sublease Agreement dated as of even date herewith, by and between Tenant, as subtenant, and AIR WORLDWIDE CORPORATION, a Delaware corporation (“Sublandlord”) (the “Sublease”). The Sublease, which required Landlord’s consent, was consented to by Landlord in that certain Consent to Sublease dated as of as of even date herewith, by and between Landlord, Tenant, as subtenant, and Sublandlord (the “Consent”). Pursuant to the Consent, Landlord has the following rights in the event of an Uncured Tenant Default (as defined in the Consent): the right to (a) terminate the Sublease, (b) elect to receive and collect, directly from Tenant, as subtenant, all sublease rent and any other sums owing and to be owed under the Sublease, or (c) elect to succeed to Sublandlord’s interest in the Sublease and cause Tenant, as subtenant, to attorn to Landlord. The parties agree that, in the event of an Uncured Tenant Default and provided (i) the Lease is still in full force and effect, and (ii) Tenant is not in monetary default or material non-monetary default under the Lease which has continued beyond applicable notice and cure periods, if Landlord elects to exercise its right to terminate the Sublease then, prior to or simultaneously with doing so, Landlord and Tenant shall enter into an amendment to the Lease whereby the Add to Premises Date shall be amended to reflect that such date shall be the date immediately following the termination date of the Sublease.
9.    Miscellaneous.

(a)	This Eleventh Amendment sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements.

(b)	Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.

(c)	In the case of any inconsistency between the provisions of the Lease and this Eleventh Amendment, the provisions of this Eleventh Amendment shall govern and control.

(d)
Submission of this Eleventh Amendment by Landlord is not an offer to enter into this Eleventh Amendment, but rather is a solicitation for such an offer by Tenant. Neither party shall be bound by this Eleventh Amendment until such party has executed and delivered the same to the other party.

[Signatures appear on the next succeeding page]

IN WITNESS WHEREOF, Landlord and Tenant have caused this document to be executed under seal as of the date first above written.

LANDLORD:
COPLEY PLACE ASSOCIATES, LLC,
a Delaware limited liability company

By:	SPG COPLEY ASSOCIATES, LLC,
a Delaware limited liability company,
its managing member

By:    ________/s/ John Rulli_____________________
Name:    __John Rulli_____________________________
Title:    President of Malls – Chief Administrative Officer

TENANT:
WAYFAIR LLC,
a Delaware limited liability company

By:    ___/s/ Enrique Colbert______________
Name:    ____Enrique Colbert_______________

Title:	___General Counsel_______________, and not individually hereunto duly authorized

Exhibit A
Amendment 11 Expansion Space

TOWER	FLOOR	RENTABLE SQUARE FOOTAGE	ADD TO PREMISES DATE
One	5	24,147	January 1, 2026

Exhibit B
Floor Plans of Amendment 11 Expansion Space

Exhibit C
Base Rent for Amendment 11 Expansion Space

Period	Annual Base Rent Per Rentable Square Foot	Annual Base Rent	Monthly Installment of Annual Base Rent (proportionately for any partial month)
January 1, 2026 through May 31, 2026	$49.00	$493,001.25 (Partial Year – 5 months)	$98,600.25
June 1, 2026 through May 31, 2027	$50.00	$1,207,350.00	$100,612.50
June 1, 2027 through December 31, 2027	$51.00	$718,373.25 (Partial Year – 7 months)	$102,624.75